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                                                                  EXHIBIT 10(m)


                               THE BIBB COMPANY


                      NONEMPLOYEE  DIRECTOR  STOCK  PLAN




                           EFFECTIVE  JULY 1,  1997

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                                   CONTENTS
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ARTICLE 1.     ESTABLISHMENT, PURPOSE, AND DURATION...................     1
     1.1.      Establishment of the Plan..............................     1
     1.2.      Purpose of the Plan....................................     1
     1.3.      Duration of the Plan...................................     1

ARTICLE 2.     DEFINITIONS............................................     1

ARTICLE 3.     ADMINISTRATION.........................................     3
     3.1.      The Compensation Committee.............................     3
     3.2.      Administration by the Committee........................     3
     3.3.      Decisions Binding......................................     3
     3.4.      Adjustment of Awards and Accounts......................     4

ARTICLE 4.     ELIGIBILITY AND PARTICIPATION..........................     4
     4.1.      Eligibility............................................     4
     4.2.      Actual Participation...................................     4

ARTICLE 5.     AWARDS FOR EXISTING NONEMPLOYEE DIRECTORS..............     4
     5.1.      Grant of Options.......................................     4
     5.2.      Vesting of Options.....................................     4

ARTICLE 6.     ADDITIONAL OPTIONS FOR DIRECTORS.......................     4
     6.1.      Initial Grant of Options for New Nonemployee Directors.     4
     6.2.      Annual Awards of Options...............................     5
     6.3.      Vesting of Options.....................................     5

ARTICLE 7.     DEFERRAL OF RETAINERS, COMMITTEE FEES, AND MEETING FEES     5
     7.1.      Deferral of Retainers, Committee Fees, and Meeting Fees     5
     7.2.      Election...............................................     5
     7.3.      Number of Deferred Stock Units.........................     5
     7.4.      Vesting of Deferred Stock Units........................     5

ARTICLE 8.     DEFERRED STOCK UNITS...................................     6
     8.1.      Deferred Stock Unit Account............................     6
     8.2.      Dividend Equivalents...................................     6
     8.3.      Amount of Payout.......................................     6
     8.4.      Timing and Method of Payout............................     6
     8.5.      Funding Mechanism for Deferred Stock Units.............     7

ARTICLE 9.     AMENDMENT, MODIFICATION, AND TERMINATION...............     7
     9.1.      Amendment, Modification, and Termination...............     7
     9.2.      Awards Previously Granted..............................     7

ARTICLE 10.    MISCELLANEOUS..........................................     7
     10.1.     Gender and Number......................................     7
     10.2.     Severability...........................................     7
     10.3.     Beneficiary Designation................................     7
     10.4.     Nonalienation of Interest..............................     7
     10.5.     Interest of Participant................................     8
     10.6.     No Right of Nomination.................................     8
     10.7.     Shares Available.......................................     8
     10.8.     Successors.............................................     8
     10.9.     Requirements of Law....................................     8
     10.10.    Governing Law..........................................     8
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                                THE BIBB COMPANY

                        NONEMPLOYEE DIRECTOR STOCK PLAN


ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

     1.1. ESTABLISHMENT OF THE PLAN. The Bibb Company hereby establishes an incentive compensation plan to be known as the "The Bibb Company Nonemployee Director Stock Plan" (the "Plan"), as set forth in this document. The Plan provides for the acquisition of Options and of Deferred Stock Units by Nonemployee Directors, subject to the terms and provisions set forth herein.

     Upon approval by the Board of Directors of the Company, the Plan shall become effective as of July 1, 1997 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

     1.2. PURPOSE OF THE PLAN. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of Nonemployee Directors to those of the Company's shareholders and to attract and retain Nonemployee Directors of outstanding competence.

     1.3. DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 9. However, in no event may an Award be granted under the Plan on or after July 1, 2007. The maximum number of Shares paid out under the Plan shall be 250,000 (as adjusted pursuant to Section 3.4) unless otherwise determined by the Board of Directors.

ARTICLE 2.  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below when the initial letter of the word is capitalized:

     (a) "Award" means, individually or collectively, an award under this Plan of Options or of Deferred Stock Units, as indicated.

     (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     (c) "Board" or "Board or Directors" means the Board of Directors of the Company.

     (d)  "Change in Control" means any of the following events:

          (1) Any sale of all or substantially all of the Company's assets to any person or entity (a "Person");
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          (2)  Any sale or series of related sales which, in the aggregate, transfer fifty percent (50%) or more of the voting shares of the Company to any Person or group of Persons (as the term "group" is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended);

          (3) Any merger of the Company with any other Person following which the Company is not the surviving entity; or

          (4) Notwithstanding the foregoing, "Change in Control" shall not include any sale, merger or consolidation with or to any Person in which the shareholders of the Corporation immediately prior to such sale, merger or consolidation own or obtain controlling voting power of such Person immediately following such transaction.

     (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (f) "Committee" means the Compensation Committee of the Board of Directors of the Company.

     (g) "Company" means The Bibb Company, a Delaware corporation, together with any and all Subsidiaries, and any successor thereto as provided in Section 10.8.

     (h) "Director" means any individual who is a member of the Board of Directors of the Company.

     (i) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3).

     (j) "Employee" means any full-time, nonunion, salaried employee of the Company or of the Company's Subsidiaries. For purposes of the Plan, an individual whose only employment relationship with the Company is as a Director, shall not be deemed to be an Employee.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

     (l) "Existing Nonemployee Director" means a Nonemployee Director whose original election to the Board occurred prior to the Effective Date.

     (m) "Fair Market Value" shall mean the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date; provided, however, that if the Shares are not traded on a national securities exchange in the United States, the Committee shall determine "Fair Market Value" in its discretion.

                                       2
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     (n)  "New Nonemployee Director" means a Nonemployee Director whose original election to the Board occurred after the Effective Date.

     (o) "Nonemployee Director" means any individual who is a member of the Board of Directors of the Company, but who is neither a current nor a retired Employee of the Company.

     (p) "Option" means a right to acquire Shares for consideration and upon terms stated therein.

     (q) "Participant" means a Nonemployee Director of the Company who has an outstanding Award granted under the Plan.

     (r) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     (s) "Retirement" means any termination of services on the Board at a time when the Director has served on the Board for at least five (5) years.

     (t) "Shares" means the Common Shares of the Company, $0.01 par value, or such other securities as may have been substituted for such Shares pursuant to any adjustment of Accounts under Section 3.4 of the Plan.

     (u)  "Subsidiary" means a corporation, company or other entity

               (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or

               (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

ARTICLE 3.  ADMINISTRATION

     3.1. THE COMPENSATION COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, subject to the restrictions set forth in the Plan.

     3.2. ADMINISTRATION BY THE COMMITTEE. The Committee shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. However, in no event shall the Committee have the power to determine Plan eligibility, or to determine the number, the value, the vesting period, or the timing of Awards to be made under the Plan (all such determinations being automatic pursuant to the provisions of the Plan).

                                       3
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     3.3.  DECISIONS BINDING.  All determinations and decisions made by the
Committee pursuant to the Plan, and all related orders or resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries.

     3.4.  ADJUSTMENT OF AWARDS AND ACCOUNTS.

     The Board shall make or provide for such adjustments in the number and kind of Shares in each Director's Deferred Stock Unit Account or subject to outstanding Options as the Board, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of the Nonemployee Directors that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

ARTICLE 4.  ELIGIBILITY AND PARTICIPATION

     4.1. ELIGIBILITY. Persons eligible to participate in the Plan are limited to Nonemployee Directors who are serving on the Board on the date of each scheduled Award under the Plan.

     4.2. ACTUAL PARTICIPATION. All Nonemployee Directors are eligible to participate as follows:

          (a) All Existing Nonemployee Directors shall receive Awards of Options pursuant to Article 5 and Section 6.2;

          (b) All New Nonemployee Directors herein shall receive Awards of Options pursuant to Article 6; and

          (c) All Nonemployee Directors shall be eligible to acquire Deferred Stock Units in connection with deferrals pursuant to Article 7.

ARTICLE 5.  AWARDS FOR EXISTING NONEMPLOYEE DIRECTORS

     5.1. GRANT OF OPTIONS. Each Existing Nonemployee Director shall receive a one-time Award of Options for Twenty Thousand (20,000) Shares effective as on the date of the Company's 1997 Stockholders Meeting of said date.

     5.2. VESTING OF OPTIONS. Said Options shall become vested at the rate of 6,666 Shares on July 1, 1998, 6,666 Shares on July 1, 1999, and 6,668 Shares on July 1, 2000, if the Director continues to serve in said capacity as of said dates; provided, however, that upon death, Disability, or a Change in Control,
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all of a Participant's outstanding Options shall vest immediately.  Any Options not vested at the time of termination of service as a Director shall be forfeited.

                                       4
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ARTICLE 6.  ADDITIONAL OPTIONS FOR DIRECTORS

     6.1. INITIAL GRANT OF OPTIONS FOR NEW NONEMPLOYEE DIRECTORS. Each individual who is a New Nonemployee Director, shall receive an Award of Options for Ten Thousand (10,000) Shares on the date of his or her original election to the Board. The said Award shall vest as to the first 5,000 Shares on the first anniversary thereof and as to the remaining 5,000 Shares on the second anniversary thereof, if the Director continues to serve in said capacity on said dates; provided, however, that upon death, Disability, or a Change in Control,
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all of a Participant's outstanding Options shall vest immediately.  Any Options not vested at the time of termination of service as a Director shall be forfeited.

     6.2. ANNUAL AWARDS OF OPTIONS. Each Nonemployee Director shall receive Options for Five Thousand (5,000) Shares, effective as of the day following each annual shareholders' meeting; as to Existing Nonemployee Directors, the first such annual Award shall occur as of the annual Shareholders' meeting in 2000, and as to each New Nonemployee Director, the first such annual Award shall occur as of the second annual Shareholders' meeting after his initial election as a Director.

     6.3. VESTING OF OPTIONS. All Options awarded under Section 6.2 shall vest one hundred percent (100%) upon the first anniversary of the award of such Option, or if earlier, upon a Change in Control. If a Director ceases to serve prior to said first anniversary (other than for death or Disability, in which event said Options shall become fully vested), he or she shall be entitled, upon said anniversary to exercise the Option with respect to a percentage of the Shares subject to said Option equal to the number of days since the grant in which he did serve as a Director divided by 365, and shall forfeit the Option with respect to the remaining number of Shares.

ARTICLE 7.  DEFERRAL OF RETAINERS, COMMITTEE FEES, AND MEETING FEES

     7.1. DEFERRAL OF RETAINERS, COMMITTEE FEES, AND MEETING FEES. During the term of this Plan, any Nonemployee Director may elect to receive all, none or fifty percent (50%) of the cash portion of his or her annual retainer, committee fees, and meeting fees in the form of Deferred Stock Units. Such election to receive Deferred Stock Units shall be subject to the provisions of this Article 7.

     7.2. ELECTION. Any election to receive all or fifty percent (50%) of a Nonemployee Director's annual retainer, committee fees, and meeting fees in the form of Deferred Stock Units shall be made before the first day of the calendar year for which such compensation would otherwise be paid, or before July 1, 1997, as to amounts otherwise payable in 1997. New Nonemployee Directors, however, may make such election with respect to their retainer payable during the first calendar year of their service upon their original election to the Board. Each such election may pertain to subsequent scheduled fees and retainer payments, and will continue in effect as to subsequent years unless changed in writing prior to any January 1.

     7.3. NUMBER OF DEFERRED STOCK UNITS. The number of Deferred Stock Units to be granted in connection with an election pursuant to Section 7.2 shall equal the cash portion of the retainer and fees being deferred into Deferred Stock Units, divided by the Fair Market Value of a Share on the date of the scheduled payment of the amount deferred.

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     7.4.  VESTING OF DEFERRED STOCK UNITS.  Subject to the terms of this Plan, all Deferred Stock Units acquired under this Article 7 shall vest one hundred percent (100%) upon the acquisition of such Deferred Stock Units.

ARTICLE 8.  DEFERRED STOCK UNITS

     8.1. DEFERRED STOCK UNIT ACCOUNT. A Deferred Stock Unit Account (the "Account") shall be established and maintained by the Company for each Participant who elects a Deferral pursuant to Article 7 under the Plan. Each Account shall be the record of the Deferred Stock Units acquired by the Participant under Article 7 of the Plan on each applicable date, shall be maintained solely for accounting purposes, and shall not require a segregation of any Company assets.

     8.2. DIVIDEND EQUIVALENTS. Dividend equivalents shall be earned on Deferred Stock Units provided under this Plan. Such dividend equivalents shall be converted into equivalent amounts of Deferred Stock Units based on the Fair Market Value of a Share on the day on which the dividend would be paid and added to a Participant's Accounts. Deferred Stock Units resulting from dividend equivalents shall be fully vested.

     8.3. AMOUNT OF PAYOUT. Except as provided otherwise in this Plan, the total amount payable to a Participant shall be one Share for each Deferred Stock Unit, if any, in said Participant's Accounts at the date of payout as determined in accordance with Section 8.4.

     8.4. TIMING AND METHOD OF PAYOUT. Except as otherwise provided herein, vested Deferred Stock Units shall be paid to Participants, in Shares, within thirty (30) days following each Participant's termination of service on the Board. Payout of a Participant's Account shall be made in one of the following forms as elected by the Participant:

          (a)  By payment in Shares in a single distribution;

          (b)  By payment in Shares in not greater than ten annual installments;
               or

          (c) A combination of (a) and (b) above. The Participant shall designate the percentage payable under each option.

Fractional Shares shall be rounded down to the nearest whole Share, and such fractional amount shall be paid in cash.

     The Participant's election of the form of payout shall be made by written notice filed with the Committee at least one year prior to the Participant's voluntary termination as a Director. Any such election may be changed by the Participant at any time or from time to time; provided that any election made less than one year prior to the Director's voluntary termination as a Director shall not be valid, and in such case payment shall be made in accordance with the Participant's prior election, except that the Participant's initial election shall nonetheless be effective during the first year following. Absent an election from the Participant, the payment shall be made in Shares in a single distribution. In the event of a Director's death, the balance of his or her Account shall be distributed to his or her beneficiary in shares in a single distribution, even if the Participant had elected distribution in installments.

                                       6
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     Each Participant shall have the right to require the Company to retain so much of any distribution as may be necessary to provide for the payment of applicable taxes, which shall be converted into cash based on the Fair Market Value of the Shares on the date five (5) days prior to the distribution, and the Company will cause the amount so retained to be paid or deposited on behalf of the Participant.

     8.5. FUNDING MECHANISM FOR DEFERRED STOCK UNITS. The Company shall be entitled, but not obligated, to establish a grantor trust or similar funding mechanism to fund the Company's obligations under this Plan; provided, however,
                                                             --------  -------
that any funds contained therein shall remain subject to the claims of the Company's general creditors. The funding mechanism shall constitute an unfunded arrangement. This mechanism may be funded through the acquisition of Shares and in that event, Participants shall be given the right to direct the exercise of voting rights with respect to their respective interests in those Shares.

ARTICLE 9.  AMENDMENT, MODIFICATION, AND TERMINATION

     9.1. AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms set forth in this Article 9, the Board may terminate, amend, or modify the Plan at any time and from time to time.

     9.2. AWARDS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment, or modification of the Plan shall in any material manner adversely affect any Award previously provided under the Plan, without the written consent of the Participant holding the Award.

ARTICLE 10.  MISCELLANEOUS

     10.1. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     10.2. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     10.3. BENEFICIARY DESIGNATION. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his or her lifetime. In the absence of any such designation or if no designated beneficiary survives the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate in Shares in a single distribution.

     10.4. NONALIENATION OF INTEREST. Except as permitted by this Plan, no right or interest under this Plan of any Participant or beneficiary shall, without the written consent of the Company, be (i) assignable or transferable in any manner, (ii) subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment, or other legal process, or (iii) in any manner liable for or subject to the debts or liabilities of the Participant or beneficiary.

     10.5. INTEREST OF PARTICIPANT. The obligation of the Company under the Plan to make payment under this Plan merely constitutes the unsecured promise of the Company to make payments in the form of its Shares, as provided herein, and no Participant or beneficiary shall have any interest in, or lien or prior claim upon, any property of the Company. It is the intention of the Company that the Plan be unfunded for tax purposes.

     10.6. NO RIGHT OF NOMINATION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders.

     10.7. SHARES AVAILABLE. Shares delivered by the Company under the Plan shall be treasury shares, or Shares which have been or may be reacquired by the Company. Any funding mechanism as described in Section 8.5 of this Plan may acquire treasury shares from the Company or purchase Shares on the open market.

     10.8. SUCCESSORS. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     10.9. REQUIREMENTS OF LAW. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     10.10. GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the internal, substantive laws of the State of Georgia.

                                       8